UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 4, 2021, the Company held a special meeting of stockholders (the “Special Meeting”). The Special Meeting was held in order to vote upon a proposal set forth in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on February 19, 2021, to approve the issuance of shares of the Company’s common stock upon the exercise of certain of the Company’s outstanding warrants and conversion of certain of the Company’s subordinated convertible indebtedness pursuant to the requirements of the NYSE American “Private Placement” rule (the “Proposal”).

On February 19, 2021, the record date for the Special Meeting, 11,600,677 shares of the Company’s common stock were outstanding and entitled to one vote per share upon the Proposal. The voting results for the Proposal, reflecting the approval of the Company’s stockholders of the Proposal, are set forth below.

Proposal: To approve the issuance of shares of the Company’s common stock upon the exercise of certain of the Company’s outstanding warrants and conversion of certain of the Company’s subordinated convertible indebtedness pursuant to the requirements of the NYSE American “Private Placement” rule:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,952,530	69,239	3,709	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: March 5, 2021

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